EXHIBIT 10-4 FORM OF FIXED RATE SWAP AGREEMENT

SMART ABS SERIES 20[—]-[—]US TRUST

FIXED RATE SWAP AGREEMENT

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

[—]

[—]

SCHEDULE

to the

ISDA MASTER AGREEMENT

dated as of [—] 20[—] between

[—]

[—]

(“[—]” and hereinafter

included in the expression “Party A”)

and

Perpetual Trustee Company Limited

ABN 42 000 001 007

in its capacity as trustee of the SMART ABS Series 20[—]-[—]US Trust

(“Party B”)

and

Macquarie Securities Management Pty Limited

ABN 26 003 435 443

(the “Manager”)

Part 1. Termination Provisions

(a)	“Specified Entity” in relation to

(i)	Party A, is not applicable; and

(ii)	Party B, is not applicable.

(b)	“Specified Transaction” means – not applicable.

(c)	(i)	The following provisions of Section 5 will not apply to Party A:

Section 5(a)(v)

	(ii)	The following provisions of Section 5 will not apply to Party B:

		Section 5(a)(ii)	Section 5(a)(vi)	Section 5(b)(ii)
		Section 5(a)(iii)	Section 5(a)(vii)	Section 5(b)(iii)
		Section 5(a)(iv)	Section 5(a)(viii)	Section 5(b)(iv)
Section 5(a)(v)

(d)	The “Automatic Early Termination” provisions of Section 6(a) will not apply.

(e)	“Payments on Early Termination.” For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply; and

(ii)	the Second Method will apply.

(f)	“Termination Currency” means, unless otherwise specified in the Confirmation in relation to the Transaction, Australian dollars.

(g)	“Additional Termination Event” will apply. An Additional Termination Event will occur if the Master Security Trust Deed is enforced pursuant to clause 9 of the Master Security Trust Deed in relation to a Transaction in relation to the Series Trust. Party A and Party B are each Affected Parties in relation to this Additional Termination Event provided that for the purposes of calculating the amount of a payment under Section 6(e) where an Early Termination Date has resulted from that Additional Termination Event, Party B is the only Affected Party.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation in respect of itself:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to any other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will each make the following representation in respect of itself:

It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to each other party the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Party A and Party B	Any document or certificate reasonably required or reasonably requested by a Party in connection with its obligations to make a payment under this Agreement which would enable that Party to make the payment free from any deduction or withholding for or on account of Tax or which would reduce the rate at which deduction or withholding for or on account of Tax is applied to that payment.	On the earlier of (a) learning that such document or certificate is required and (b) as soon as reasonably practicable following a request by a party.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

The Manager on behalf of Party B	A legal opinion as to the validity and enforceability of that party’s obligations under this Agreement and the Transaction Documents and as to the due incorporation of Party B in form and substance (and issued by legal counsel) reasonably acceptable to Party A.	On, or at any time prior to, the first Closing Date after the execution of this Agreement.

Party A, Party B and the Manager	A copy of a list of authorised signatories for that party and evidence satisfactory in form and substance to the other parties of the authority of the authorised signatories of that party to execute this Agreement and any Confirmation on behalf of that party or, if this Agreement or any Confirmation is to be executed by way of a power of attorney, a copy of that power of attorney.	On the execution of this Agreement, and if requested by the other parties, on the execution of any Confirmation.

Party A	The financial data relating to Party A required, in the Manager’s reasonable judgment, to be disclosed pursuant to Item 1115(b)(1) of Regulation AB and relevant auditor’s consents relating to such financial data.	If the Manager notifies Party A that the significance percentage as computed by the Manager in accordance with Regulation AB is or becomes 8% or greater but less than 18%, in accordance with Part 5.B(13).

Party A	The financial statements relating to Party A required, in the Manager’s reasonable judgment, to be disclosed pursuant to Item 1115(b)(2) of Regulation AB and relevant auditor’s consents relating to such financial statements.	If the Manager notifies Party A that the significance percentage as computed by the Manager in accordance with Regulation AB is or becomes 18% or greater, in accordance with Part 5.B(13).

The Manager on behalf of Party B	A copy to Party A of each Transaction Document in relation to the Series Trust and (without limiting any obligation Party B may have under the terms of such Transaction Document, as the case may be, to notify Party A of amendments) a copy of any document that amends in any way the terms of that Transaction Document.	Not less than 1 Business Day (or such lesser period as Party A agrees to) before the Trade Date of the first occurring Transaction and in the case of any amending documents entered into subsequent to that date, promptly after each amending document (if any) has been entered into.

The Manager on behalf of Party B	A copy of the annual audited financial statements for the Series Trust to Party A.	Within 120 days after the close of the financial year for the Series Trust.

The Manager	A copy of all monthly management reports for the Series Trust.	On request from Party A.

Other than the legal opinions referred to in this Part 3(b), all documents delivered under this Part 3(b) are covered by the Section 3(d) representation.

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:—

Address for notices or communications to Party A:

Address:	[—]

Attention:	[—]

Facsimile No:	[—]	Telephone No:	[—]

Address for notices or communications to Party B:

Address:	[—]

Attention:	[—]

Facsimile No:	[—]	Telephone No:	[—]

Address for notices or communications to the Manager:

Address:	[—]

Attention:	[—]

Facsimile No:	[—]	Telephone No:	[—]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent – Not Applicable

Party B appoints as its Process Agent – Not Applicable

(c)	Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. If at any time an Event of Default is continuing with respect to Party A, then the Manager or independent third party selected by the Manager will act as Calculation Agent.

(f)	Credit Support Document. Details of any Credit Support Document:

(i)	In relation to Party A: any guarantee provided by an Eligible Replacement in respect of the obligations of Party A under the Transaction pursuant to Part 5.B(2)(a)(i).

(ii)	In relation to Party B: the Master Security Trust Deed and the General Security Deed.

(g)	Credit Support Provider.

(i)	In relation to Party A: Not Applicable.

(ii)	In relation to Party B: Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law of New South Wales and Section 13(b)(i) is deleted and replaced by the following:

“(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.”.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply in respect of all Transactions of the same product type (entered into by Party B as trustee of the Series Trust).

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement. For the purposes of Section 3(c), each of Party A and Party B is deemed not to have any Affiliates.

Part 5. Other Provisions.

A.	AMENDMENTS TO SECTIONS OF MASTER AGREEMENT

(1)	Section 2 Obligations: In Section 2:

(a)	(General Conditions): In Section 2(a):

(i)	Add the following sentence to Section 2(a)(i):

“Each payment will be by way of exchange for the corresponding payment or payments payable by the other party.”.

(ii)	Delete and replace the first sentence in Section 2(a)(ii) with the following:

“Unless specified otherwise in this Agreement, payments under this Agreement will be made by 2.00 pm on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds, free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement) and in the manner customary for payment in the required currency.”.

(iii)	Insert the following new paragraph (iv) immediately after Section 2(a)(iii):

“(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a Party if it has satisfied all its payment obligations under Section 2(a)(i) of this Agreement and has no future payment obligations, whether absolute or contingent under Section 2(a)(i).”.

(b)	(Change of Account): Add the following new sentence to Section 2(b):

“Each new account so designated shall be in the same tax jurisdiction as the original account.”.

(2)	Section 3 Representations: In Section 3:

(a)	(Repetition): After “Section 3(f)” in line 2, insert “, 3(g), 3(h), 3(i), 3(j), 3(k) and 3(l)”.

(b)	(Consents): Section 3(a)(v) is amended by adding immediately after the words “creditors’ rights generally” the following:

“(including in the case of a Party being an ADI (as that term is defined in the Banking Act 1959 (Cth)), section 86 of the Reserve Bank Act, 1959 (Cth) and Section 13A(3) of the Banking Act, 1959 (Cth) or any other analogous provision under any law applicable to a party).”.

(c)	(Extra Representations): Insert the following new paragraphs (g), (h), (i), (j), (k) and (l) immediately after Section 3(f):

“(g)	Relationship Between Parties. Each Party will be deemed to represent to the other parties on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)	Non-Reliance. It is acting for its own account (in the case of Party B, as trustee of the Series Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (and in the case of Party B, also on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from any other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction;

(ii)	Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction; and

(iii)	Status of Parties. No other party is acting as a fiduciary or an adviser to it in respect of that Transaction.

(h)	Series Trust. By Party B, in respect of Party B only in its capacity as trustee of the Series Trust in respect of such Transaction:

(i)	Trust Validly Created. The Series Trust has been validly created and is in existence at the date of this Agreement and at the date of any Transaction entered into in relation to the Series Trust;

(ii)	Sole Trustee. It has been validly appointed as trustee of the Series Trust and is presently the sole trustee of the Series Trust;

(iii)	No Proceedings to Remove. No notice has been given to it and to its knowledge no resolution has been passed, or direction or notice has been given, removing it as trustee of the Series Trust;

(iv)	Power. It has power under the Master Trust Deed to enter into this Agreement and the Credit Support Documents in its capacity as trustee of the Series Trust; and

(v)

Good Title. To its knowledge, it has the equitable title to the Assets of the Series Trust and has power under the Master Trust Deed and the Series Supplement to mortgage, charge or grant a Security Interest in respect of them in the manner provided in the Credit Support Documents in relation to Party B and, subject only to the Credit Support Documents in relation to Party B and any Security Interest permitted under the Credit Support Documents in relation to Party B, and to the best of its knowledge without due enquiry, it has not taken any steps to create any Security Interests over the Assets of the Series Trust (except for Party B’s right of indemnity out of the Assets of the Series Trust).

(vi)	No Restrictions. There is no restriction on its right of recourse or indemnity to or out of the assets for the time being of the Series Trust and nothing has happened which could impair its right of indemnity out of the assets of the Series Trust.

(vii)	Benefit. Its entry into this Agreement is for the benefit of and in the interests of the beneficiaries of the Series Trust.

(viii)	No Breach. It is not in breach of any provision of the Master Trust Deed or Series Supplement nor has it committed any breach of duty or trust in respect of the Series Trust.

(i)	Non-assignment. It has not assigned (whether absolutely, in equity, by way of security or otherwise), declared any trust over or granted any Security Interest in respect of any of its rights under this Agreement or any Transaction except, in the case of Party B, for the Security Interests created under any Credit Support Document in respect of the Series Trust specified in relation to Party B.

(j)	Contracting as principal. Each existing Transaction has been entered into by that Party as principal and not otherwise.

(k)	Legal proceedings. By Party A, in respect of Party A only, there are no legal proceedings pending (or to its knowledge or awareness (as described in clause 1.2(q) of the Master Trust Deed), contemplated by governmental authorities) against it, or of which any of its property is the subject, that are material to the holders of US$ Notes.

(l)	Financial Data. By Party A, in respect of Party A only, the information provided by Party A to the Manager for use in the prospectus supplement of the Series Trust relating to the offer and sale of the US$ Notes and the financial data or financial statements as may be required under Part 3(b) above:

(i)	are true and accurate in all material respects;

(ii)	do not contain any untrue statement of a material fact; and

(iii)	do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as of the date of such prospectus supplement or the date such financial data or financial statements are provided, as applicable.”.

(d)	(Notification): Insert the following at the end of Section 3:

“Party B must notify Party A of any circumstance which may arise from time to time of which it becomes aware which would constitute a breach of any representation or warranty contained in this Section 3.”.

(3)	Section 5 Events of Default and Termination Events: In Section 5:

(a)	(Failure to Pay or Deliver): Delete Section 5(a)(i) and replace it with the following:

“(i)	Failure to Pay or Deliver. Failure by that party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before the tenth day after notice of such failure is given that party.”.

(b)	(Tax event). Section 5(b)(ii) is amended by deleting the words, “or there is a substantial likelihood that it will,” where they appear in that clause.

(4)	Section 6 Early Termination: In Section 6:

(a)	(Notice to Avoid Termination Event): In Section 6(b) add the following sentence at the end of the second paragraph of Section 6(b)(ii):

“However, if Party A is that other party it must, if so requested by the Manager, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14 disregarding any modification made by this Agreement) or another of its Offices, provided the Manager has issued a Rating Notification in relation to such a transfer.”.

(b)	(Payments on Early Termination): In Section 6(e), the following words are deleted:

“The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any set-off.”.

(5)	Section 7 Transfer: Section 7 is deleted and replaced with:

“7.	Essential term: Transfer

(a)	Neither the interests nor the obligations of any Party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise) or the subject of any Security Interest, trust or other fiduciary obligation (other than any Security Interests, the Series Trust or the trusts or other fiduciary obligations created pursuant to any Credit Support Document in relation to Party B). Any action by a Party which purports to do any of these things is void.

(b)	Nothing in this Section 7:

(i)	restricts a transfer by a Party after the other party has agreed to the variation of this Agreement to the extent necessary to permit such transfer;

(ii)	restricts a novation of the interests and obligations of a Party in or under this Agreement (including any Transaction) including, but not limited to, for the purposes of giving effect to a transfer under Section 6(b)(ii) or Part 5.B(2) of this Schedule;

(iii)	restricts a transfer by a Party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6;

(iv)	restricts Party B from granting security over a Transaction or this Agreement pursuant to any Credit Support Document in relation to Party B; or

(v)	restricts a transfer by Party A in accordance with the Transaction Documents.

(c)	Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is essential to the terms of this Agreement (including each Transaction).”.

(6)	Section 12 Notices: In Section 12 delete and replace Section 12(a)(iii) with:

“(iii)	if sent by facsimile transmission, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within one Business Day of the facsimile being sent that the facsimile was not received in its entirety in legible form;”.

(7)	Section 14 Definitions: In Section 14:

(a)	(Replaced Definitions): replace the definitions of “Affected Transactions” and “Local Business Day” with the following:

“Affected Transactions” means, with respect to a Termination Event, all Transactions in relation to the Series Trust.

““Local Business Day” has the same meaning as “Business Day”.”

(b)	(New Definitions): insert the following new definitions:

“Authorised Officer” means:

(a)	in relation to Party B, a director, secretary or any person whose title contains the word or words “manager” or “counsel” or a person performing the functions of any of them;

(b)	in relation to Party A, any person appointed by [—] to act as an Authorised Officer of [—] for the purposes of the Transaction Documents; and

(c)	in relation to the Manager, any person appointed by the Manager to act as an Authorised Officer of the Manager for the purposes of the Transaction Documents.

“Commission” means the United States Securities and Exchange Commission.

“Deed of Assumption” means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“General Security Deed” means the General Security Deed dated on or about [—] and entered into between Party B, the Manager, P.T. Limited ABN 67 004 454 666 and [—].

“Master Sale and Servicing Deed” means the Master Sale and Servicing Deed dated 27 February 2007 between Party B, the Manager and Macquarie Leasing Pty Limited ABN 38 002 674 982, as amended and supplemented from time to time.

“Master Security Trust Deed” means the Master Security Trust Deed dated 27 February 2007 between P.T. Limited ABN 67 004 454 666, Party B and the Manager, as amended and supplemented from time to time.

“Master Trust Deed” means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time.

“[—] Cash Collateral” has the meaning given in Part 5.B(2) of this Schedule.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

“Series Supplement” means the SMART ABS Series 20[—]-[—]US Trust Series Supplement dated [—] 20[—] between Party B, the Manager, Macquarie Leasing Pty Limited ABN 38 002 674 982 and Macquarie Bank Limited.

“Series Trust” means the SMART ABS Series 20[—]-[—]US Trust constituted by the Master Trust Deed and the Trust Creation Deed.

“significance percentage” has the meaning given to it in Item 1115 of Regulation AB.

“Swap Financial Disclosure” means, if the Manager determines reasonably and in good faith that the significance percentage of this Agreement is or has become:

(a)	8% or more but less than 18%, the information set forth in Item 1115(b)(1) of Regulation AB and auditor’s consents relating to the information set forth in Item 1115(b)(1) of Regulation AB; or

(b)	18% or more, the information set forth in Item 1115(b)(2) of Regulation AB and auditor’s consents relating to the information set forth in Item 1115(b)(2) of Regulation AB.

“Swap Financial Disclosure Request” means a request by the Manager or Party B for Party A to provide the Swap Financial Disclosure pursuant to 5.B(13)(c) of the Schedule to this Agreement.

“Trust Creation Deed” means the SMART ABS Series 20[—]-[—]US Trust Creation Deed dated [—] 20[—] executed by Party B in accordance with the Master Trust Deed.

(8)	Section 15 Limitation of Liability: Insert the following Section 15, after Section 14:

“15.	Party B’s Limitation of Liability

(a)	(Limitation on Party B’s liability): Party B enters into this Agreement only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which Party B is actually indemnified for the liability. This limitation of Party B’s liability applies despite any other provision of this Agreement (other than Section 15(c)) and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

(b)	(Claims against Party B): The parties other than Party B may not sue Party B in respect of liabilities incurred by Party B acting in its capacity as trustee of the Series Trust in any other capacity other than as trustee of the Series Trust, including seeking the appointment of a receiver (except in relation to Assets of the Series Trust), a liquidator, an administrator, or any similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B (except in relation to the Assets of the Series Trust).

(c)	(Breach of trust): The provisions of this Section 15 will not apply to any obligation or liability of Party B to the extent that it is not satisfied because under this Agreement, the Master Trust Deed, the Series Supplement or any other Transaction Document or by operation of law there is a reduction in the extent of Party B’s indemnification out of the Assets of the Series Trust, as a result of Party B’s fraud, negligence or wilful default.

(d)	(Acts or omissions): It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of Party B (including any related failure to satisfy its obligations or any breach of representation or warranty under this Agreement) will be considered fraudulent, negligent or a wilful default of Party B for the purpose of paragraph (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by any such Relevant Party or any other person appointed by Party B under such a Transaction Document (other than a person whose acts or omissions Party B is liable for in accordance with any such Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of such Relevant Party or any other such person.

(e)	(No Authority): No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement or any Transaction Document has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of Party B for the purposes of Section 15(c).

(f)	(No obligation): Party B is not obliged to enter into any further commitment or obligation under this Agreement or any Transaction Document (including incur further liability) unless Party B’s liability is limited in a manner which is consistent with this Section 15 or otherwise in a manner satisfactory to Party B in its absolute discretion.

(g)	(Trustee undertakings): Party B undertakes that it will:

(i)	exercise its right of indemnity out of the Assets of the Series Trust;

(ii)	observe its obligations under the Master Trust Deed and Series Supplement and otherwise as trustee of the Series Trust; and

(iii)	not do anything which could impair its right of indemnity out of the assets of the Trust.”.

(9)	[Section 16: Insert the following new Section 16 after Section 15:

“16.	Appointment of the Servicer

Party B has exclusively appointed Macquarie Leasing Pty Limited ABN 38 002 674 982 (“MLPL”) as its attorney to act on Party B’s behalf and exercise all rights and powers of Party B with respect to this Agreement. Without limiting the generality of the foregoing, MLPL may issue and receive on behalf of Party B all notices, certificates and other communications to or by Party A under this Agreement (including, without limitations, any rate set notices) until such time as Party B serves written notice on Party A of the revocation of MLPL’s authority to act on behalf of Party B in accordance with this clause. Party A is not obliged to enquire into the authority of MLPL to exercise or satisfy any of Party B’s rights or obligations on behalf of Party B.”.]

B.	MISCELLANEOUS PROVISIONS

(1)	Definitions and Interpretation: In this Agreement, unless the contrary intention appears:

(a)	(Master Trust Deed, Master Sale and Servicing Deed and Series Supplement): subject to Part 5.B(1)(f) of this Schedule, unless defined in this Agreement words and phrases defined (including by incorporation from, or by reference to, another document) in the Master Trust Deed, Master Sale and Servicing Deed and the Series Supplement have the same meaning in this Agreement. Subject to Part 5.B(1)(f) of this Schedule, where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed, Master Sale and Servicing Deed or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed or the Master Sale and Servicing Deed and the Series Supplement, the Series Supplement prevails over the Master Trust Deed and Master Sale and Servicing Deed in respect of the Series Trust. Where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed or Master Sale and Servicing Deed in relation to the Series Trust (as defined in the Master Trust Deed) such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Series Trust (as defined in the Series Supplement);

(b)	(Trustee Capacity):

(i)	a reference to Party B is a reference to Party B in its capacity as trustee of the Series Trust only, and in no other capacity; and

(ii)	a reference to the undertaking, assets, business or money of Party B is a reference to the undertaking, assets, business or money of Party B in the capacity referred to in paragraph (i) only;

(c)	(Interpretation):

(i)	references to time are references to Sydney time;

(ii)	a reference to “wilful default” in relation to Party B means, subject to Part 5.B(1)(c)(iii) of this Schedule, any wilful failure by Party B to comply with, or wilful breach by Party B of, any of its obligations under any Transaction Document, other than a failure or breach which:

A.	(1)	arises as a result of a breach of a Transaction Document by a person other than:

(a)	Party B; or

(b)	any other person referred to in Part 5.B(1)(c)(iii) of this Schedule; and

(2)	the performance of the action (the non-performance of which gave rise to such breach) is a precondition to Party B performing the said obligation;

B.	is in accordance with a lawful court order or direction or required by law; or

C.	is in accordance with any proper instruction or direction of the Investors given at a meeting convened under the Master Trust Deed;

(iii)	a reference to the “fraud”, “negligence” or “wilful default” of Party B means the fraud, negligence or wilful default of Party B and of its officers, employees, agents and any other person where Party B is liable for the acts or omissions of such other person under the terms of any Transaction Document;

(iv)	a reference to “neither party” will be construed as a reference to “no party”; and

(v)	a reference to “other party” will be construed as a reference to “other parties”.

(d)	(ISDA Definitions): Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to any set of ISDA Definitions in existence from time to time which are specifically relevant to the Transaction (the “Definitions”) each as published by either the International Swaps & Derivatives Association, Inc., or the International Swap Dealers Association, Inc., as the case may be. Any amendment to such definition subsequent to their initial publication will only be effective as to Transactions entered into on or after the date of amendment;

(e)	(Inconsistency): subject to Part 5.B(1)(a), unless specified otherwise, in the event of any inconsistency between any two or more of the following documents in respect of a Transaction they will take precedence over each other in the following order in respect of that Transaction:

(i)	any Confirmation;

(ii)	the Series Supplement;

(iii)	the Master Sale and Servicing Deed;

(iv)	the Master Trust Deed;

(v)	this Agreement; and

(vi)	the ISDA Definitions;

(f)	(Incorporated Definitions and other Transaction Documents and provisions): where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement; and

(g)	(Ratings): a reference to a credit rating of any person by a Rating Agency includes, where the Rating Agency does not have a public rating of that person, the equivalent internal private credit rating of that person as notified by each Rating Agency to Party B, [—] and the Manager.

(2)	Collateralisation of [—]’s Obligations under the Fixed Rate Swap:

(a)	(i)	(Additional Termination Events): Each of the following will constitute an Additional Termination Event with Party A as the Affected Party:

(A)	Where any of the Notes are rated by the relevant Ratings Agency, a Moody’s First Rating Trigger Event, Fitch First Rating Downgrade Event or Fitch Second Rating Downgrade Event has occurred and is continuing and Party A has failed to either:

(1)	post collateral in accordance with the Credit Support Annex; or

(2)	at its own cost, transfer all of its rights and obligations under the Transaction, on substantially the same terms, to an Eligible Replacement; or

(3)	at its own cost, procure another entity (which meets the criteria of an Eligible Replacement) to become guarantor in respect of the obligations of Party A under the Transaction;

by the Required Date; or

(B)	Where any of the Notes are rated by the relevant Ratings Agency, a Replacement Event has occurred and at least one Eligible Replacement has made a Qualifying Offer and Party A has not transferred its rights and obligations under the Transaction (at its own cost) to that Eligible Replacement by the Required Date.

(ii)	(Obligation to seek a replacement during occurrence of Replacement Event): Where one or more Replacement Events has occurred, and whilst the relevant Replacement Event continues, Party A must continue (at its own cost) to use commercially reasonable efforts to, as soon as reasonably practicable, procure either another entity (which meets the criteria of an Eligible Replacement) to become guarantor in respect of the obligations of Party A under the Transaction or obtain a Qualifying Offer.

(iii)

(Party B may seek replacement during occurrence of Replacement Event): If a Replacement Event has occurred and is continuing and Party A is unable to procure either another entity (which meets the criteria of an Eligible

Replacement) to become guarantor in respect of the obligations of Party A under the Transaction or a Qualifying Offer by the Required Date, then, Party B may seek to obtain a Qualifying Offer.

(iv)	(Inability to obtain Qualifying Offer):

(A)	Notwithstanding any other provision of the Transaction, the parties agree that if both Party A or Party B are unable at any time to obtain a Qualifying Offer following the occurrence of a Replacement Event and whilst a Replacement Event is continuing, or if a Firm Offer is obtained which is not a Qualifying Offer, then the Transaction will continue (subject to the continued posting of the collateral amount referred to above) and this will not constitute an Event of Default, Termination Event or Additional Termination Event with respect to either party.

(B)	If, following a Replacement Event and whilst that Replacement Event is continuing, Party A or Party B procures a Qualifying Offer, the other party must agree to a transfer of Party A’s rights and obligations in respect of the Transaction to the relevant third party.

(v)	(Surplus collateral not available to creditors): For the avoidance of doubt, the parties agree that any collateral provided by Party A in accordance with the provisions of the Credit Support Annex and any amount standing to the credit of the [—] Collateral Account (as defined in the Agreement) will not be available for distribution in accordance with clause 4 of the General Security Deed. Any such collateral or amount (as the case may be) shall (subject to the operation of any netting provisions in the Agreement) be returned to Party A except to the extent that the relevant Agreement requires it to be applied to satisfy any obligation owed to Party B by Party A.

(b)	(Part 5.B(2)(a) Definitions): For the purposes of Part 5.B(2)(a), the following definitions apply:

Credit Support Annex means the Credit Support Annex to the Master Agreement entered into by Party A, the Manager and Party B.

Collateral Event means, where any of the Notes are rated by the relevant Ratings Agency, any or all of a Moody’s First Rating Trigger Event, Moody’s Second Rating Trigger Event, Fitch First Rating Downgrade Event, Fitch Second Rating Downgrade Event or a Fitch Third Rating Downgrade Event (as applicable).

Eligible Replacement means a replacement third party having the Required Ratings and with whom Party A is permitted to contract in accordance with Party A’s applicable policies and procedures.

Firm Offer means an offer which when made was capable of being legally binding on acceptance.

Fitch Ratings means Fitch Australia Pty Limited ABN 93 081 339 184.

Fitch First Rating Downgrade Event means (where any of the Notes are rated by Fitch Ratings) the unsubordinated and unsecured short-term or long-term debt obligations of Party A cease to be rated by Fitch Ratings at least as high as set out in the definition of Required Ratings.

Fitch Second Rating Downgrade Event means (where any of the Notes are rated by Fitch Ratings) the unsubordinated and unsecured short-term or long-term debt obligations of Party A are downgraded to below “F2” or “BBB+” by Fitch Ratings.

Fitch Third Rating Downgrade Event means (where any of the Notes are rated by Fitch Ratings) the unsubordinated and unsecured short-term or long-term debt obligations of Party A are downgraded to below “F3” or “BBB-” by Fitch Ratings.

Moody’s means Moody’s Investors Services Ltd. ABN 61 003 399 657.

Moody’s First Rating Trigger Event means (where any of the Notes are rated by Moody’s) the unsubordinated and unsecured short-term or long-term debt obligations of Party A cease to be rated by Moody’s at least as high as set out in the definition of Required Ratings.

Moody’s Second Rating Trigger Event means (where any of the Notes are rated by Moody’s) the unsubordinated and unsecured short-term debt obligations of Party A cease to be rated as high as:

(i)	where both the short-term and the long-term debt obligations are rated by Moody’s:

(A)	“Prime-2” short-term; and

(B)	A3 long-term; or

(ii)	where only the long-term debt obligations are rated by Moody’s, A3, long-term.

Qualifying Offer means a Firm Offer to accept an assignment/novation of Party A’s rights and obligations in respect of the Transaction (which in the case of a Moody’s Second Rating Trigger Event meets the criteria set out in the definition of Market Quotation in Part 5.B(2)(b)(A) as if the Replacement Event was an “Additional Termination Event”, the Transaction was a “Terminated Transaction” and the Swap Transfer Date was an “Early Termination Date”).

Replacement Event means where any of the Notes are rated by the relevant Ratings Agency, any or all of a Moody’s Second Rating Trigger Event or a Fitch Third Rating Downgrade Event (as applicable).

Required Date means (as applicable):

(i)	14 calendar days, in respect of a Fitch First Rating Downgrade Event or Fitch Second Rating Downgrade Event;

(ii)	30 calendar days in respect of a Fitch Third Rating Downgrade Event (other than the requirement to post collateral); and

(iii)	30 Local Business Days, in respect of a Moody’s First Rating Trigger Event or Moody’s Second Rating Trigger Event.

Required Ratings means (as applicable), in respect of an entity:

(i)	(A)	where any of the Notes are rated by Moody’s and both the short-term and the long-term debt obligations of that entity are rated by Moody’s, its unsubordinated and unsecured:

(1)	short-term debt obligations are rated at least as high as “Prime-1”; and

(2)	long-term debt obligations are rated least A2;

(B)	where only the long-term debt obligations of that entity are rated by Moody’s, its unsubordinated and unsecured long-term debt obligations are rated at least as high as A1, and

(ii)	where any of the Notes are rated by Fitch Ratings, its unsubordinated and unsecured debt obligations are rated at least as high as “F1” short term and at least A long-term by Fitch Ratings, or

(iii)	in the case of (i) and (ii) above such ratings as may be notified by Moody’s and/or Fitch Ratings respectively from time to time, as required to maintain the ratings on the Notes.

Swap Transfer Date means the date upon which a transfer of Party A’s rights and obligations under a Transaction takes effect or is due to take effect, following the occurrence of a Replacement Event.

(c)	(Conditions for maintaining cash collateral): Any cash collateral provided by [—] pursuant to Part 5.B(2)(a)(i) (the “[—] Cash Collateral”) must be deposited into an interest bearing account reasonably acceptable to Party A in the name of Party B (the “[—] Collateral Account”) held with an entity with a rating at least equal to the Required Ratings (unless the Manager issues a Rating Notification) and which must be separate to the Collections Account and any other bank accounts forming part of the assets of the Series Trust. Apart from collateral provided by [—] pursuant to Part 5.B(2)(a)(i) and interest credited pursuant to paragraph (e) below, no other moneys are to be paid into the [—] Collateral Account. If Party B becomes aware that the [—] Collateral Account is not held with an entity with the necessary rating, Party B must, at the written direction of the Manager, immediately transfer the moneys standing to the credit of that account to a new interest bearing account reasonably acceptable to Party A, with an entity having the necessary rating (unless the Manager issues a Rating Notification).

(d)	(Application of amount of cash collateral): Party B may only make withdrawals from any [—] Collateral Account (or may only make withdrawals of [—] Cash Collateral in the Collections Account, as applicable) if directed to do so by the Manager, and the Manager may onlygive such a direction to Party B for the purpose of Party B:

(i)	novating the rights and obligations of [—] under this Agreement in accordance with Part 5.B(2)(a)(i) (including the costs of obtaining a replacement counterparty);

(ii)	refunding to [—] any excess in the amount of any [—] Cash Collateral deposited to the [—] Collateral Account over the amount [—] is required to maintain under any collateral agreement entered into in accordance with Part 5.B(2)(a)(i);

(iii)	withdrawing any amount which has been incorrectly deposited into the [—] Collateral Account as part of the [—] Cash Collateral;

(iv)	paying bank accounts debit tax or other equivalent Taxes payable in respect of the [—] Cash Collateral; or

(v)	funding the amount of any payment due to be made by [—] under this Agreement following the failure by [—] to make that payment.

The Manager must direct Party B to, and Party B must, refund or pay to [—] the amount of any payment which may be made to [—] under paragraphs (d)(ii) or (iii) above as soon as such refund or payment is possible.

(e)	(Interest on collateral): Any interest earned on the [—] Cash Collateral will accrue and be payable monthly to [—] provided the amount deposited as the [—] Cash Collateral is not less than the amount [—] is required to maintain under the collateral agreement under Part 5.B(2)(a)(i) (and, otherwise, shall be added to the [—] Cash Collateral).

(f)	(Repayment to [—]): If at any time:

(i)	[—] is assigned a credit rating by each Rating Agency at least equal to the Required Ratings;

(ii)	[—]’s obligations under the Fixed Rate Swap are novated to a replacement counterparty in accordance with Part 5.B(2)(a)(i); or

(iii)	no amounts are or thereafter may become payable by [—] to Party B with respect to the Fixed Rate Swap,

Party B must, at the written direction of the Manager, immediately repay to [—] the amount then standing to the credit of the [—] Collateral Account (or the amount of the [—] Cash Collateral then held in the Collections Account, as applicable).

(g)	(Not a Security Interest): The provision of collateral by Party A under this Agreement is not intended to create a Security Interest in that collateral.

(3)	(Amendments required by Moody’s): Where the Notes are rated by Moody’s so long as Party A is:

(a)	the Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger; or

(b)	the Defaulting Party in respect of any Event of Default,

paragraphs (i) to (v) below shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more transactions, a Firm Offer which is:

(A)	made by a Reference Market-maker that is an Eligible Replacement;

(B)	for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and that Reference

Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under the Agreement in respect of the Terminated Transaction or group of Transactions that would, but for the occurrence of the relevant Early Termination Date or Swap Transfer Date (as the case shall be), have been required after that date;

(C)	made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included; and

(D)	made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions or group of Terminated Transactions to be transferred following a Replacement Event (as the case shall be)), as determined by Party B.”.

(ii)	In determining whether or not a Firm Offer satisfies the condition in sub-paragraph (D) of Market Quotation, Party B shall act in a commercially reasonable manner.

(iii)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date:

(A)	if, on or prior to such Early Termination Date a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions (in the case of a transfer, as if the Transaction was a Terminated Transaction) is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(B)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (1) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (2) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(C)	if, on such Early Termination Date, no Market Quotation for the relevant Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Transaction or group of Terminated Transactions.”.

(iv)	At any time on or before the Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use reasonable efforts to do so before the Early Termination Date.

(4)	Hedge Provider and Prepayments: The parties acknowledge and agree that for the purposes of the Transaction Documents in relation to the Series Trust:

(a)	this Agreement is a Hedge Agreement in relation to the Series Trust; and

(b)	Party A is a Hedge Provider.

(5)	Procedures for Entering into Transactions

(a)	[With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, by or promptly after the relevant Trade Date, send Party B and the Manager a Confirmation substantially in the form set out in Annexure 1 (or in such other form as may be agreed between Party A, Party B and the Manager) and Party B and the Manager must promptly then confirm the accuracy of and sign and return, or request the correction of, such Confirmation. In the absence of manifest error where Party B or the Manager fails to confirm the accuracy of or request the correction of a Confirmation within three Business Days after it was sent, the terms of a Confirmation will be binding on and conclusive against Party B. Delivery of a Confirmation is effected whether a party uses facsimile, an electronic messaging system or telex and irrespective of the form of delivery used by the other party to confirm the terms of the relevant Transaction. The requirement of this Agreement that the parties exchange Confirmations shall for all purposes be satisfied by following the procedure set out in this paragraph. Where a Transaction is confirmed by means of a facsimile, an electronic messaging system or telex, such message will constitute a Confirmation even where not so specified in that Confirmation.]

(b)	Party B will enter into each Transaction in its capacity as trustee of the Series Trust and not as trustee of any other Series Trust (as defined in the Master Trust Deed).

(6)	Authorised Officer: Each Party will be entitled to assume, in the absence of any knowledge to the contrary, that any person signing any Confirmation, notice or other written communication issued in respect of this Agreement on behalf of a Party is an Authorised Officer of that party.

(7)	Recorded Conversations: Each party:

(a)	consents to the electronic recording of its telephone conversations with the other party (or any of its associated persons) with or without the use of an automatic tone warning device;

(b)	acknowledges that such recordings and transcripts can be used as evidence by either Party in any dispute between them; and

(c)	acknowledges that neither is obligated to maintain copies of such recordings and transcripts for the benefit of the other party.

(8)	Knowledge or Awareness: Subject to Section 12(a), each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that Party or any Related Body Corporate of that Party which have the day to day responsibility for the administration or management of that party’s (or a Related Body Corporate of that party’s) obligations in relation to the Series Trust or the Transaction entered into under this Agreement having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way).

(9)	Disclosure to Related Bodies Corporate: In relation to information Party B in its capacity as trustee of the Series Trust (the “Recipient”) receives from any of the Manager or Party A (the “Discloser”) in relation to the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed (the “Information”), each Discloser hereby severally authorises and consents to the Recipient making available such Information, except to the extent that the making available of such Information is prohibited by law (including, without limitation, the Privacy Act), to:

(a)	any Related Body Corporate of the Recipient which acts as custodian or Security Trustee of the Assets of the Series Trust, of the Seller Trust or of the trust established under the Master Security Trust Deed or which otherwise has responsibility for the management or administration of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed, including their respective Assets; and

(b)	the Recipient acting in its capacity as Manager, custodian or Servicer (as applicable) of the Series Trust, the Seller Trust or the trust established under the Master Security Trust Deed.

Notwithstanding any other provision of this Agreement, the Recipient will not have any liability to the Discloser or any other person for the use, non-use, communication or non-communication of the Information in the above manner, except to the extent to which the Recipient has an express contractual obligation to disclose or not to disclose or to use or not to use certain information received by it and fails to do so.

(10)	Amendments to this Agreement:

(a)	The Manager must give 5 Business Days notice in writing to each Rating Agency of any amendments to this Agreement.

(b)	This Agreement may be amended only by written agreement between all parties to this Agreement, provided that the Manager and Party B may only agree to such amendment in accordance with the provisions of clause 25 of the Master Trust Deed and for this purpose references in that clause to a Series Supplement will be taken to be references to this Agreement.

(11)	Notification of Principal Balance: On each Determination Date, the Manager must advise Party A of the aggregate of the Principal Balances of all SMART Receivables expected as at the first day of the Interest Period following that Determination Date.

(12)	Anti-money laundering: Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Agreement (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent that it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders releases each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Agreement and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this clause or any similar clause in any other Transaction Document.

(13)	Regulation AB Financial Disclosure

(a)	Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, Party B is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate significance percentage of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(b)	If the Manager determines, reasonably and in good faith, that the significance percentage of this Agreement is or has become: (A) 8% or more, but less than 18%, or (B) 18% or more, then on any Local Business Day after the date of such determination, Party B (at the direction of the Manager) or the Manager may request Party A to provide the relevant Swap Financial Disclosure. In addition, Party B (at the direction of the Manager) or the Manager may request Party A to provide updated versions of the relevant Swap Financial Disclosure for inclusion in the Series Trust’s reports on Form 10-D, Form 10-K or Form 8-K to be filed with the Commission on a date before such reports are due.

(c)	Party A, at its own expense, shall within four Local Business Days after receipt of a Swap Financial Disclosure Request, provide Party B or the Manager with the relevant Swap Financial Disclosure described in Part 5.B(13)(b) of this Schedule.

(d)	If Party A is not able to provide the relevant Swap Financial Disclosure in accordance with Part 5.B(13)(c) of this Schedule, then Party A, at its own expense, shall secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to and will provide the Swap Financial Disclosure for such entity within the time period specified in Part 5.B(13)(c) of this Schedule (subject to the issuance of a Rating Notification by the Manager).

(e)	The parties agree that, if permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act. The parties agree that Party B and any affiliate of the Manager on its behalf, as applicable, are authorised to incorporate by reference into the prospectus of the Series Trust relating to the offer and sale of the US$ Notes any reports filed by Party B or any affiliate of the Manager on its behalf with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act which contain any required Swap Financial Disclosure. The parties also agree that Party B and any affiliate of the Manager on its behalf, as applicable, are authorised to incorporate by reference into the prospectus of the Series Trust relating to the offer and sale of the US$ Notes any documents filed by Party A with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act after the date of this Agreement and prior to the termination of the offering described in the prospectus of the Series Trust relating to the offer and sale of the US$ Notes.

(f)	Party A shall indemnify Party B, the Manager, Macquarie Leasing Pty Limited and the Series Trust, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls Party B, the Manager, Macquarie Leasing Pty Limited, or the Series Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “indemnified persons”) and shall hold each of them harmless from and against any and all losses, claims, damages or liabilities (including legal fees and reasonable expenses) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of any material fact contained in the Swap Financial Disclosure provided by Party A;

(ii)	any omission or alleged omission to state in the Swap Financial Disclosure provided by Party A a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	any failure by Party A to provide Party B or the Manager with the relevant Swap Financial Disclosure when and as required under this Part 5.B(13); provided, however, that, if Party A secures another entity to replace Party A as party to this Agreement pursuant to Part 5.B(13)(d) of this Schedule, Party A shall not be liable for any losses, claims, damages or liabilities (including reasonable legal fees and expenses) to which any of the indemnified persons may become subject arising out of or based upon a failure by Party A to provide Party B or the Manager with the relevant Swap Financial Disclosure following the provision of the relevant Swap Financial Disclosure by the other entity to Party B or the Manager.

The provisions of this Part 5.B(13)(f) shall not limit whatever rights Party B, the Manager or Macquarie Leasing Pty Limited may have under other provisions of this Agreement, the other Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ANNEXURE 1

FORM OF CONFIRMATION FOR FIXED RATE SWAP

[PARTY A LETTERHEAD]

Perpetual Trustee Company Limited in its capacity as trustee of the SMART ABS Series 20[—]-[—]US Trust

Level 12

123 Pitt Street

Sydney NSW 2000

Attention: Manager – Transaction Management

Facsimile No: [—]

Deal no: [—]

CONFIRMATION – FIXED RATE SWAP IN RELATION TO SMART ABS SERIES 20[—]-[—]US TRUST

The purpose of this letter is to set out the terms and conditions of the transaction between us effective from the Effective Date (the “Transaction”).

This letter (the “Confirmation”) constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement (“Master Agreement”) dated [—] 20[—] between Macquarie Securities Management Pty Limited (ABN 26 003 435 443) (the “Manager”), Perpetual Trustee Company Limited (ABN 42 000 001 007) (“Party B”) in its capacity as trustee of the SMART ABS Series 20[—]-[—]US Trust (the “Series Trust”) established under the Master Trust Deed and Trust Creation Deed and [—] (ABN [—]) (“Party A”) as amended and supplemented from time to time. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Transaction constitutes a “Relevant Transaction” for the purposes of the Credit Support Annex.

The terms of the Transaction are as follows:

NOTIONAL AMOUNT

Notional Amount:

For the first Calculation Period, AUD [—], and thereafter in respect of a Calculation Period either:

(a)     the amount in Australian Dollars notified to Party A by or on behalf of Party B, on or prior to the date falling three Business Days prior to the first day of such Calculation Period, as being the total Principal Balance of all SMART Receivables as at the first day of such Calculation Period; or

(b)     if Party A has not received the notification referred to in, and in accordance with, paragraph (a), for the

Payment Date in respect of such Calculation Period, the amount for such date specified in the Annexure to this letter.

Effective Date:	[—]

Trade Date:	[—]

Termination Date:	The earlier of the Distribution Date in [—] and the Distribution Date on which the total Invested Amount of all Notes is or will be reduced to zero.

FLOATING AMOUNTS

Floating Rate Payer:	Party A

Floating Rate Option:	[AUD-BBR-BBSW]

Floating Rate Payer Payment Dates:	Each Distribution Date

Spread:	[—]% per annum for each Calculation Period[1]

Designated Maturity:	[1 Month]

Reset Dates:	The first day of each Calculation Period.

Floating Rate Day Count Fraction:	Actual/365 (Fixed)

FIXED AMOUNTS

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	Each Floating Rate Payer Payment Date

Fixed Rate:	[ ] per annum

Fixed Rate Day Count Fraction:	Actual/365 (Fixed)

Calculation Agent:	Party A

Business Days:	Sydney, Melbourne, New York City, London

GENERAL

Payments on Early Termination:	If an Early Termination Date occurs, any amounts payable pursuant to section 6(e) of the Master Agreement will be based on the amounts specified in the Annexure to this letter for each Payment Date that would otherwise have fallen on or after that Early Termination Date.

Rate Set Notices:	[On each Reset Date, Party A will prepare and send to the Servicer (on behalf of Party B) a rate set notice (the “Rate

[1]	Note to Fixed Rate Swap Provider – the Spread will need to be disclosed in connection with the Prospectus Supplement as the confirms will need to be filed with the SEC as Exhibits

Set Notice”) which will set out the applicable AUD-BBR-BBSW rate for the Calculation Period commencing on that Reset Date and the payments to be made by each Party on the following Payment Date and the parties intend that the Servicer will promptly then confirm the accuracy of and sign and return, or request the correction of, such Rate Set Notice. In the absence of manifest error where the Servicer (on behalf of Party B) fails to sign and return or request the correction of a Rate Set Notice within three Business Days after it was sent, the terms of the Rate Set Notice will be binding on and conclusive against Party B.]

DEFINITIONS

Unless otherwise defined in this letter, words and phrases defined in the Master Agreement (including by incorporation or reference to another document) have the same meanings when used in this letter, and in this letter:

“Business Day” means (except where expressly provided otherwise) any day on which the banks are open for business in Melbourne, Sydney, London and New York, other than a Saturday, a Sunday or a public holiday in Melbourne, Sydney, London or New York.

“Principal Balance” has the meaning given in the Master Sale and Servicing Deed.

ACCOUNT DETAILS

Account details for payments to Party A:	[—]

Account details for payments to Party B:	[As per Standard Settlement Instructions previously sent to us. If you have not sent your Standard Settlement Instructions to us, or, if these instructions do not apply to this Transaction, please advise.]

OFFICES AND ADDRESS FOR NOTICES

The Office of Party A for this Transaction is:	[—][—] [—] [—] [—] Fax [—] Attention: [—]

The Office of Party B for this Transaction is:	Perpetual Trustee Company Limited as trustee of the SMART ABS Series 20[—]-[—]US Trust [—] [—] Fax [—] Attention: [—]

Manager: Macquarie Securities Management Pty Limited [—]
[—] Fax [—] Attention: [—]

Please confirm that the foregoing correctly sets forth the terms of our agreement in respect of the Transaction by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours Faithfully

SIGNED for and on behalf of [—]

By:
(Authorised Officer)
Name
Title

Confirmed as at the date first written above:	Confirmed as at the date first written above:

SIGNED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 as trustee of the SMART ABS Series 20[—]-[—]US Trust	SIGNED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443

By:	By:
(Authorised Officer)	(Authorised Officer)
Name	Name
Title	Title

ANNEXURE

Distribution Dates are provided as an indicative guide only, and do not affect the definitions of “Fixed Rate Payer Payment Date” and “Floating Rate Payer Payment Date” in the Confirmation.

Start Date	End Date	Currency	Notional Amounts
[—]	[—]	[AUD]	[—]

2 Elections and Variables to the Credit Support Annex dated as of [—]

Between

[—] (ABN [—])

(“Party A”)

and

Perpetual Trustee Company Limited (ABN 42 000 001 007)

(“Party B”)

and

Macquarie Securities Management Pty Limited

(ABN 26 003 435 443)

(“Manager”)

in relation to the ISDA Master Agreement and the Schedule to it dated [—]

between Party A, Party B and the Manager

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means AUD.

(ii)	“Eligible Currency” means the Base Currency, and any other currency from time to time as agreed between both parties for the purposes of this Annex.

(b)	Credit Support Obligations

(i)	Delivery Amount, Return Amount and Credit Support Amount

(a)	“Delivery Amount” has the meaning specified in Paragraph 2(a), except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.

(b)	“Return Amount” has the meaning specified in Paragraph 2(b).

(c)	“Credit Support Amount” has the meaning specified under the relevant definition of Ratings Criteria. In circumstances where more than one of the Ratings Criteria apply, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support.

[2]	ISDA Credit Support Annex (1995 Bilateral Form – Transfer) to be set out immediately before this page.

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(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified, with the Valuation Percentage being as set out below.

Eligible Credit Support	Party A	Party B	Valuation Percentage

Cash in AUD	Yes	Not applicable	100%

Cash in an Eligible Currency other than AUD	Yes	Not applicable	As agreed between Party A and Party B and in accordance with Fitch Ratings and Moody’s current criteria

(iii)	Thresholds

(a)	“Independent Amount” means with respect to Party A: zero

“Independent Amount” means with respect to Party B: zero

(b)	“Threshold” means with respect to Party A, infinity provided that for so long as Party A does not have the relevant Required Rating by a Rating Agency that has rated any of the Notes and it is the Required Date or the Required Date has passed, the Threshold with respect to party A shall be zero, until such time as Party A has the relevant Required Rating by all Rating Agencies that have rated the Notes. Notwithstanding the foregoing, if at any time a Guarantee is in place, the Threshold for Party A shall be infinity.

“Threshold” means with respect to Party B: infinity.

(c)	“Minimum Transfer Amount” means with respect to Party A:

(1)	where a Credit Support Amount is to be calculated pursuant to the Moody’s Criteria, AUD 100,000; and

(2)	where a Credit Support Amount is to be calculated pursuant to the Fitch Criteria, AUD 100,000.

“Minimum Transfer Amount” means with respect to Party B: zero.

(d)	“Rounding”. The Delivery Amount will be rounded up to the nearest integral multiple of AUD 10,000, and the Return Amount will be rounded down to the nearest integral multiple of AUD 10,000.

(iv)	“Exposure” has the meaning specified in Paragraph 10, except that at the end of the definition of Exposure, the words “with terms substantially the same as those of this Agreement” shall be added, and in the fourth line the words “all Transactions” shall be replaced with the words “the Relevant Transaction”.

(c)	Valuation and Timing

(i)	“Valuation Agent” means Party A in all circumstances.

(ii)	“Valuation Date” means each Local Business Day.

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(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 4:00 pm Sydney time on a Local Business day.

(d)	Exchange Date. “Exchange Date” has the meaning specified in Paragraph 3(c)(ii).

(e)	Dispute Resolution.

(i)	“Resolution Time” means 4:00 p.m. Sydney time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 4.

(ii)	Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), on any date the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support (as the case may be), will be the Base Currency Equivalent of such Cash amount, multiplied by the applicable Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 4 will apply.

(f)	Distributions and Interest Amount

(i)	Interest Rate. The “Interest Rate” will be the weighted average rate of interest earned by the Transferee in respect of the portion of the Credit Support Balance comprised of cash.

(ii)	Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Equivalent Credit Support in the form of cash is transferred to the Transferor pursuant to Paragraph 2(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 5(c)(ii) will apply.

(g)	Addresses for Transfers

To Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(h)	Other Provisions.

(i)	Amendment to Paragraph 6. Paragraph 6 shall be amended by the insertion of (1) in the first line after the words “Event of Default”, the words “or a Termination Event resulting in the termination of all (but not less than all) Transactions”; and (2) in the fourth line after the words “Defaulting Party” the words “or, where relevant, the party that is not the Affected Party”.

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(ii)	Costs of Transfer on Exchange. Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor pursuant to Paragraph 3(c).

(iii)	Cumulative Rights. The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(iv)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices section of this Agreement, save that any demand, specification or notice:

(a)	shall be given to or made at the following addresses:

If to Party A:

                [—]

                [—]

                Contacts: [—]

                Phone: [—]

                Fax: [—]

                Email: [—]

If to Party B:

                Perpetual Trustee Company Limited

                [—]

                [—]

                [—]

                Contacts: [—]

                Phone: [—]

                Fax: [—]

                Email: [—]

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(b)	shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(v)	Single Transferor and Single Transferee. For the avoidance of doubt Party A shall always be the Transferor and Party B shall always be the Transferee.

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(vi)	Delivery. The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

“Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day, provided that, in the case of any transfer of Equivalent Credit Support by the Transferee pursuant to Paragraph 2(b), if the demand for the transfer of Equivalent Credit Support is received by the Transferee after the Notification Time, then such transfer will be made not later than the close of business on the Settlement Day relating to the day after such demand is received.”

(vii)	Fitch Monitoring Requirement. Where a Credit Support Amount is to be calculated pursuant to the Fitch Criteria, then the Transferor must arrange for an independent third party to monitor compliance by Party A with its requirements to transfer any Delivery Amounts under this Annex.

(i)	Definitions

Words defined elsewhere in this Agreement shall have the same meaning when used in this Annex and in addition the following definitions shall apply in this Annex:

(i)	“Fitch Criteria” has the meaning given in the Appendix to this Annex.

(ii)	“Guarantee” means a guarantee of Party A’s obligations under the Relevant Transaction by a guarantor that has at least the relevant Required Rating by all Rating Agencies that have rated the Notes.

(iii)	“Moody’s Criteria” has the meaning given in the Appendix to this Annex.

(iv)	“Ratings Criteria” means a change to or insertion into the definition of “Credit Support Amount” by application of the:

(a)	Moody’s Criteria; or

(b)	Fitch Criteria.

(v)	“Relevant Transaction” means any Transaction specified as a “Relevant Transaction” for the purpose of this Credit Support Annex in a Confirmation for that Transaction and the Series Trust.

(vi)	“Required Rating” has the meaning set out in Part 5.B(2)(b) of this Agreement.

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APPENDIX

MOODY’S CRITERIA

“Moody’s Criteria”, shall result in the change to the definition of Credit Support Amount set out in this Appendix.

(1)	“Credit Support Amount” shall be calculated in accordance with paragraph 10, provided however that:

(a)	such amount will be zero for so long as Party A’s unsubordinated and unsecured short-term debt obligations are rated at least as high as “Required Rating” by Moody’s; and

(b)	the words “plus the Additional Collateral Amount” shall be added after the words “Transferee’s Exposure” in the second line thereof.

(2)	For such purposes of this Appendix:

(a)	“Additional Collateral Amount” shall mean:

(i)	for so long as:

(I)	the Second Rating Trigger Requirements do not apply; or

(II)	less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply,

the First Trigger Collateral Amount; and

(ii)	for so long as:

(I)	the Second Rating Trigger Requirements do apply; and

(II)	30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply,

the Second Trigger Collateral Amount.

(b)	“DV01” means the sum of the estimated change in the Exposure that would result from a one basis point change in the relevant swap curve, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant customary methodology used by the Valuation Agent.

(c)	“First Trigger Collateral Amount” shall mean an amount equal to the greatest of:

(i)	zero; and

(ii)	the sum of: (1) the Exposure; and (2) the minimum of:

(I)	15 times the DV01; and

(II)	two per cent. of the Notional,

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where DV01 has the meaning set out in paragraph 2(b).

(d)	“Notional” means the notional amount of the Relevant Transaction.

(e)	“Second Rating Trigger Requirements” means:

Party A’s unsubordinated and unsecured short-term debt obligations cease to be rated as high as:

(i)	where both the short-term and the long-term debt obligations are rated by Moody’s:

(I)	“Prime-2” short-term; and

(II)	A3 long-term; or

(ii)	where only the long-term debt obligations are rated by Moody’s, A3, long-term.

(f)	“Second Trigger Collateral Amount” shall mean an amount equal to the greater of:

(i)	zero;

(ii)	the next payment (if any) scheduled to be made by Party A to Party B under the Relevant Transaction; and

(iii)	the sum of: (1) the Exposure; and (2) the minimum of:

(I)	65 times the DV01; and

(II)	10 per cent. of the Notional,

where DV01 has the meaning set out in paragraph 2(b).

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FITCH CRITERIA

“Fitch Criteria”, shall result in the change to the definition of Credit Support Amount set out in this Appendix. Where any of the Notes are rated by Fitch Ratings and where the unsubordinated and unsecured long-term and short-term debt obligations of Party A (or, if applicable, the highest rated of Party A and any guarantor or co-obligor of Party A) are respectively rated:

(1)	at or above “A” and “F1” by Fitch Ratings, Credit Support Amount shall mean zero;

(2)	at or above BBB+ and F2 by Fitch Ratings, the Credit Support Amount shall mean the amount calculated in accordance with the following formula:

CA = max[MV+ VCxLAxN;0]

(3)	below BBB+ and F2 by Fitch Ratings, Credit Support Amount shall mean the amount calculated in accordance with the following formula:

CA = max[MV+ VCxLAxN;0] x 1.25

Where:

max = maximum

MV = market value of the Transaction as verified by an independent third party

LA = Liquidity Adjustment (i.e. 1.25)

VC = Volatility Cushion (calculated in accordance with Fitch Rating’s then published Counterparty Criteria for Structured Finance Transactions document)

N = the applicable Notional Amount at the time of valuation.

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